Exhibit 99.1
Berkshire Hathaway Merger
The Lubrizol Corporation Employee Q&A
3.28.11 Posting
General/Deal Specific
1.	Why did Lubrizol agree to sell for $135 per share? Did we not believe we could outperform this share price in the long-term?

The offer price of $135 per Lubrizol share represents a premium of approximately 28% to the closing price on Friday, March 11, 2011 and an 18% premium to the all-time high closing stock price. After conducting a thorough evaluation, the board concluded that this transaction would deliver a substantial return to our shareholders with significant immediate value and liquidity. The board also received a fairness opinion from third party advisors, Citigroup Global Markets, Inc. and Evercore Group L.L.C.

2.	Once the transaction is complete, will the Lubrizol board of directors be dissolved?

Upon completion of the merger, Lubrizol will no longer be a publicly traded company and therefore a Lubrizol board of directors consisting largely of outside directors will no longer be necessary. However, under Ohio law, even as a wholly owned subsidiary, we still are required to have at least one director. We are evaluating the type of board and internal governance structure we would like to implement once the transaction has been finalized.

3.	How do we anticipate Berkshire Hathaway’s ownership of 3 million shares of preferred Dow stock to impact us in the future?

As James mentioned in his teleconference to employees on March 17, 2011, in addition to its outright ownership of companies, Berkshire Hathaway also makes investments in companies. While it owns sizeable positions in some companies, such as Coca Cola, Wells Fargo, American Express, Proctor and Gamble, BYD Company and Wal-Mart, it also has much smaller investments in other companies, such as its ownership of cumulative convertible perpetual preferred stock of The Dow Chemical Company. Berkshire Hathaway’s position with Dow dates back to 2009 and we assume is fundamentally held as a financial investment given the very attractive dividend.

4.	Due to the SEC’s strict rules surrounding communication on pending transactions, employees have been urged to not discuss this pending merger with the media, investors or other third parties. Can you please define what is meant by third party?

When speaking of third party in this context, we are referring to any individual who is not a Lubrizol employee. This includes business contacts, customers, suppliers, distributors, family, friends, etc. It is very important for us to manage our communications on this subject extremely well. Therefore, please err on the safe side, and outside of information that has been made publicly available, do not discuss this pending transaction with anyone.

5.	There is a perception that this merger is better for employees nearing the end of their careers than for others. Can you please explain why this deal is good for all employees?

We do believe that our pending merger with Berkshire Hathaway is good for all Lubrizol employees. While it is true that longer-term employees are likely to have a larger financial investment in the company than those with less tenure, we believe the inherent benefits of this transaction relate to the growth opportunities with which will be provided. With James reporting directly to Warren Buffet, and serving as the business expert on Lubrizol, we are confident that we will be well positioned to execute on our various growth strategies; this should ultimately provide good opportunities for both Lubrizol and its employees.

Berkshire Hathaway Merger
The Lubrizol Corporation Employee Q&A
3.28.11 Posting
Proxy Specific
6.	Why was it necessary to provide such generous change-in-control agreements? Aren’t the key executives incentivized to retire or leave?

Lubrizol has a long history of providing competitive compensation and incentive programs that allow it to attract and retain the highest-quality executive talent in our industry. The board of directors regularly reviews these programs, which are in line with the standard talent management practices for companies similar to Lubrizol.

Lubrizol’s board has supported and approved the change-in-control provisions it deemed necessary and appropriate in attracting and retaining top talent. These agreements, if they are triggered by the merger agreement with Berkshire Hathaway, will be honored.

7.	Is it commonplace for change-in-control agreements to apply to executives other than the CEO?

Change-in-control agreements are typical when looking to attract the highest-quality executive talent.

8.	What will happen to other current executives?

Berkshire Hathaway has indicated that it has confidence in the current management team and plans to support the current growth strategy of Lubrizol. However, it is expected that some executives will retire according to their planned retirement schedules. Succession plans are in place for such situations and, as always, the board conducts an ongoing succession management program to ensure the development of executive talent and seamless leadership transition.

9.	How has James been able to accumulate so many Lubrizol shares?

James joined Lubrizol as a cooperative education student in 1973 and was hired full time in 1978. Over his more than 35-year career, he has commented about his personal choice to consistently reinvest in the company, underscoring his commitment to making Lubrizol a global leader in its industry and to maximizing shareholder value. As the largest individual shareholder of Lubrizol, his investments in Lubrizol common shares and exercisable options represent a majority of his net worth.
Business Specific
10.	Once we officially become part of the Berkshire Hathaway portfolio, do we anticipate any increased volume due to sales opportunities with other Berkshire Hathaway companies?

We anticipate that we may be able to develop collaborative opportunities with other Berkshire Hathaway companies. However, we expect this will take time and will need to be earned based on our value proposition. It remains our responsibility to continue to seek opportunities - which have always been present — and to prove Lubrizol’s value in order to increase sales.

11.	Are you aware of any idea sharing opportunities that exist amongst the Berkshire Hathaway family of companies?

There does appear to be at least an informal network among Berkshire Hathaway companies that facilitates sharing of best practices on topics such as economy of scale and external goods and services and purchasing synergies. We look forward to the chance to participate in this network once we officially become part of the Berkshire Hathaway family.

Berkshire Hathaway Merger
The Lubrizol Corporation Employee Q&A
3.28.11 Posting
12.	Do we anticipate a higher level of scrutiny for capital project requests, including our capital spending in China?

We expect that once the transaction is complete it will remain business as usual and we will continue to operate in the same manner as we have previously. We will continue to develop annual, three-year and long-term business plans, and will continue to follow the same capital expenditure committee process we use today for all capital project requests.

13.	How will our Sarbanes-Oxley reporting requirements be affected as a result of this merger since we will no longer be a publicly traded company?

At the present time, we are reviewing how our reporting and other requirements may be affected by the proposed deal. Once a determination on this matter has been made, we will provide an update.

14.	Will the Founders Award continue this year and in future years?

Even after this transaction closes, the eight points contained in Lubrizol’s corporate philosophy will remain the guiding principles of our company and the foundation of our corporate culture. Since the Founders Award recognizes employees for their outstanding efforts in customer service and to the community — both key components of our corporate philosophy — the Founders Award will be continued not only this year, but in future years as well.

15.	Are there concerns from our customers about the loss of an independent Lubrizol identity and brand? Will Lubrizol now be referred to as a division of Berkshire Hathaway?

Once the transaction closes we will become a subsidiary of Berkshire Hathaway, but will still be The Lubrizol Corporation, utilizing our same branding techniques, logo, etc. While some materials, such as our corporate website, will undoubtedly state that we are a subsidiary of Berkshire Hathaway, we will still go to market as The Lubrizol Corporation.
Career Specific
16.	What will be the status of employees who currently hold “public company” jobs?

There may be a change in roles and responsibilities for some employees as a result of the merger. However, as previously stated, no restructuring or downsizing is planned as a result of this merger.

17.	Will merging with Berkshire Hathaway provide more opportunities for career advancement within Lubrizol or with other Berkshire Hathaway companies? Will openings at other Berkshire Hathaway companies be posted on Lubrizol’s internal career opportunities website?

While we do expect that the merger with Berkshire Hathaway will provide more growth opportunities for Lubrizol employees, employees ultimately remain responsible for achieving their own career goals and growth. While opportunities may exist at other Berkshire Hathaway companies, at this time we do not believe that they will be posted on Lubrizol’s internal career opportunities website.
     Stock/Options Specific
18.	When will payroll deductions stop for UK employees who purchase Lubrizol stock as part of their salary through the UK share purchase program?

Unless an employee elects to make changes to their stock purchase preferences as part of the UK share purchase program, payroll deductions will continue to be taken and shares will continue to be purchased through a participant’s salary until the merger has been completed.

Berkshire Hathaway Merger
The Lubrizol Corporation Employee Q&A
3.28.11 Posting
19.	Upon the sale of my Lubrizol stock, will I be required to pay taxes? Is there any way to avoid these taxes by rolling the profits into Berkshire Hathaway stock?

When an employee decides to sell their stock, either in advance of the merger completion or at the time of completion, he or she will receive their overall proceeds, less any required taxes, from the sale. There will be no rollover option into Berkshire Hathaway stock. However, employees are free to utilize their proceeds as they desire, including purchasing Berkshire Hathaway stock. Lubrizol is unable to provide employees with personal financial advice. For further questions, please consult a personal financial advisor.

20.	For UK employees, what will be the tax implications for shares that have not been held for the five-year tax free qualifying period?

The tax implications surrounding shares which have not yet been held for the five-year tax free qualifying period will be governed by the U.K. Share Scheme plan document and the Merger Agreement with Berkshire Hathaway. James Hambrick, Larry Miller and other Lubrizol senior managers have discussed this issue and have asked UK leadership to investigate opportunities to mitigate the acquisition share purchase tax impact on individual employees at closing, within the parameters of these agreements. While we are unable to ensure a positive outcome, we will work hard to investigate all available options.
Benefits/Profit Sharing and 401(k) Specific
21.	When Lubrizol stock is purchased within the 401(k), employees pay a premium rate on these shares. Will these shares be sold at a premium rate as well, or will they be sold for a flat $135 per share at the time of close?

The Lubrizol Stock Fund is a unitized fund that consists of Lubrizol common stock and a small cash balance which is used to provide immediate liquidity for daily transactions. The fund’s unit price is based on the combination of shares and cash and as such does not match the LZ market share price. Share purchases and sales are executed at open market prices. At the time of transaction close, shares held in the Lubrizol Stock Fund will be sold at $135 per share and the stock fund will then be liquidated based on the underlying unit price. A separate communication regarding this process will be provided prior to the liquidation.

22.	Can proceeds from the sale of Lubrizol stock within a 401(k) be used to pay down loans that are currently taken against 401(k)’s?

No. 401(k) loans must be paid off with funds from outside the plan. As a result, no plan assets can be used to pay down an active loan.

23.	Will Berkshire Hathaway stock be available in 401(k)’s in the future?

At the present time, we do not know whether Berkshire Hathaway stock will be available as an investment option for the Lubrizol profit sharing/401(k) and Age-Weighted Defined Contribution Plans in the future. As we know more, we will communicate.
Benefits/Compensation Specific
24.	Section 6.8 of the merger agreement with Berkshire Hathaway references a two-year agreement for our current benefits and compensation. Can you please provide further information on this arrangement, including any impact this may have on annual merit increases?

Both Lubrizol and Berkshire Hathaway felt that ensuring no unusual changes to benefits or compensation for two years was reasonable. Lubrizol will continue to review and manage benefits and compensation, which

Berkshire Hathaway Merger
The Lubrizol Corporation Employee Q&A
3.28.11 Posting
includes annual merit increases, using our current guiding principles, and in the future, compensation and benefits will continue to be modified based on market values and on our performance. We will maintain the multi-year health benefits plan discussed previously with employees and inevitably plans will continue to evolve over time, but there are no expectations to make substantial new changes outside of the normal review process.
The Securities and Exchange Commission has strict rules regarding communication on pending transactions. Therefore, it is essential that all inquiries from the media or investors be routed through the proper Lubrizol representatives. Absolutely do not discuss this matter with the media, investors or other third parties; direct all such inquiries to Mark Sutherland (jmsu@lubrizol.com) or Julie Young (jlsy@lubrizol.com).
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Lubrizol’s operations and business environment that are difficult to predict and may be beyond the control of Lubrizol. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of Lubrizol and cause results to differ from the forward-looking statements in this release include, but are not limited to, Lubrizol’s ability to manage margins in an environment of volatile raw material costs; conditions affecting Lubrizol’s customers, suppliers and the industries that it serves; competitors’ responses to Lubrizol’s products; changes in accounting, tax or regulatory practices or requirements; other factors that are set forth in management’s discussion and analysis of Lubrizol’s most recently filed reports with the Securities and Exchange Commission; and uncertainties associated with the proposed acquisition of Lubrizol by Berkshire Hathaway, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The forward-looking statements contained herein represent Lubrizol’s judgment as of the date of this communication and Lubrizol cautions readers not to place undue reliance on such statements. Lubrizol assumes no obligations to update the forward-looking statements contained in this release.
Participants in the Solicitation
The Company, its directors and officers, and its proxy solicitor, Innisfree M&A Incorporated, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 17, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the preliminary proxy statement filed with the SEC on March 25, 2011, the definitive proxy statement (when available) and other relevant documents regarding the proposed transaction, when filed with the SEC.
Additional Information
In connection with the proposed transaction, the Company filed a preliminary proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE DOCUMENTS CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the preliminary proxy statement, the definitive proxy

Berkshire Hathaway Merger
The Lubrizol Corporation Employee Q&A
3.28.11 Posting
statement (when available) as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the preliminary proxy statement, the definitive proxy statement (when available) and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to The Lubrizol Corporation, 29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298, attention: Corporate Secretary.